Exhibit 10.11

AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of MAY 12, 2017, is between CAPITAL ONE, N.A., a national association (together with its successors and assigns, “Lender”), and LEGACY HOUSING, LTD, a Texas limited partnership (“Debtor”).

RECITALS

WHEREAS, Debtor and Lender entered into that certain LOAN AND SECURITY AGREEMENT dated as of DECEMBER 14, 2011 (as amended, renewed and restated from time to time, the “Agreement”);

WHEREAS, the parties desire to amend the Agreement pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.             Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

2.             Addition of Definition.  Section 1 of the Agreement is hereby amended by adding the following definition in the correct alphabetical order therein:

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or of any Guarantor’s Lien granted by such Guarantor to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such Guarantor’s Lien becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or Guarantor’s Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Guarantor’s Lien” means any Lien granted by a Guarantor for the purpose of securing all or any part of: (i) the Guaranteed Obligations (as defined in the Guaranty); (ii) the obligations of such Guarantor under the Guaranty; (iii) the obligations of any other Guarantor under the Guaranty, and/or the obligations of any other Person to pay or perform all or any part of the Guaranteed Obligations.

“Hedge Agreement” means: (i) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options or exchanges, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options or exchanges, spot contracts, interest rate protection transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including (without limitation) any Master Agreement published by International Swaps and Derivatives Association, Inc.; and (ii) any instrument, document or agreement at any time evidencing or confirming any transaction described in the preceding clause (i), whether or not such instrument, document or agreement is subject to the terms and conditions of, or governed by, any form of master agreement.

“Hedge Obligations” means, at any time with respect to any Person, all indebtedness, liabilities, and obligations of such Person under or in connection with any Hedge Agreement, whether actual or contingent, due or to become due and existing or arising from time to time.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

3.             Amendment to Definitions.  The definitions of “Bank Products” and “Indebtedness” in Section 1 of the Agreement are hereby amended in their entirety to read as follows:

“Bank Products” means all bank, banking, treasury, financial, and other similar or related products and services provided by Lender and/or its Affiliates, including, without limitation: (i) commercial cards, merchant card services, credit or stored value cards, and corporate purchasing cards; (ii) cash management or related services, including, without limitation, the automated clearinghouse transfers of funds and any other ACH services, remote deposit capture services, account reconciliation services, lockbox services, depository and checking services, deposit accounts, securities accounts, controlled disbursement services, and wire transfer services; (iii) bankers’ acceptances, drafts, letters of credit (and the issuance, amendment, renewal, or extension thereof), documentary services, foreign currency exchange services; and (iv) Hedge Agreements.

“Indebtedness” means: (i) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation, the Loan and all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under the Note, this Agreement, any one or more of the other Loan Documents, any Bank Product or any draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount or indemnity agreement; (ii) all Hedge Obligations owing by Debtor to Lender or any Affiliate of Lender under any Hedge Agreement (including related confirmations and schedules) between Debtor and Lender or any Affiliate of Lender now existing or hereafter entered into; (iii) all accrued but unpaid interest on any of the indebtedness described in (i) or (ii) above; (iv) all other obligations of Debtor to Lender under the Loan Documents; (v) except for Excluded Swap Obligations, all obligations of Obligors (other than Debtor) to Lender under the Loan Documents;  (vi) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii), (iii), (iv) and (v) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees; and (vii) all renewals, extensions, modifications and rearrangements of all or any part of the indebtedness and obligations described in (i), (ii), (iii) (iv), (v) and (vi) above.

4.             Amendment to Section 2(a).  Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

(a)           Nature of Credit Facility.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to make loans to Debtor under a revolving credit facility (the “Credit Facility”) in an aggregate sum not to exceed the lesser of: (i) an amount equal to the Borrowing Base; or (ii) FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00), from time to time continuing until the earlier of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) MAY   , 2020 (the earliest of such dates being the “Maturity Date”).  If at any time the sum of the aggregate principal amount of Loans outstanding hereunder exceeds the lesser of the Borrowing Base or the maximum Dollar amount stated above, such amount shall be deemed an “Overadvance.”  Debtor shall immediately repay the amount of such Overadvance plus all accrued and unpaid interest thereon upon written demand from Lender.  Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered a Loan and shall bear interest at the interest rates set forth in the Note and be secured by this Agreement.  Subject to the terms and conditions hereof, Debtor may borrow, repay and reborrow funds under the Credit Facility.  From MAY   , 2017 through           , upon not less than THIRTY (30) Business Days prior written request from Debtor to Lender, Debtor may request that Lender consider an increase in the maximum principal amount of the Credit Facility (an “Increase Request”).  Within FIVE (5) Business Days of notice of Lender’s denial of any Increase Request pursuant to this Section, Debtor may request that Lender consider releasing certain Collateral (a “Collateral Re     lease Request”).  In connection with Lender’s consideration of any Increase Request or Collateral Release Request, Debtor and such other Persons as may be required by Lender shall execute and deliver to Lender such documents, agreements and instruments as Lender may reasonably require.  No Increase Request or Collateral Release Request will be considered by Lender if a Default or Event of Default shall have occurred and be continuing as of the date of such request.  The granting of any Increase Request or Collateral Release Request shall be in Lender’s sole and absolute discretion.  Nothing in this Section shall be deemed a commitment by Lender to increase the maximum principal amount of the Credit Facility or to release any Collateral.

5.             Amendment to Section 8(o).  Section 8(o) of the Agreement is hereby amended in its entirety to read as follows:

(o)           Debt.  Debtor will not create, incur, assume or permit to exist any Debt except for the following (“Permitted Indebtedness”):

(i)            The Indebtedness created hereunder;

(ii)           The Permitted Real Property Debt, in an amount not to exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00);

(iii)          Debt to VERITEX COMMUNITY BANK (“Veritex”) in the maximum principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Veritex Loan”), as evidenced by that that certain LOAN AGREEMENT dated as of APRIL 4, 2016, and subject to that certain INTERCREDITOR AGREEMENT dated as of APRIL 4, 2016 by and among Veritex, Lender and Debtor (as amended pursuant to that certain AMENDMENT TO INTERCREDITOR AGREEMENT dated MAY   , 2017, and as further amended from time to time); and

(iv)          Other Debt existing on the Effective Date and set forth in Schedule IV.

6.             Amendment to Section 9(a).  Section 9(a) of the Agreement is hereby amended in its entirety to read as follows:

(a)           Tangible Net Worth.  Debtor will maintain at all times a Tangible Net Worth of not less than NINETY MILLION AND NO/100 DOLLARS ($90,000,000.00).

7.             Amendment to Section 10.  Sections 10(a), (c) and (f) of the Agreement are hereby amended in their entirety to read as follows:

(a)           Interim Financial Statements.  As soon as available, and in any event within FORTY-FIVE (45) days after the end of each fiscal quarter, financial statements to include a balance sheet, income statement and cash flow statement of Debtor, as of the end of such fiscal quarter all in form and reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by an appropriate officer of Debtor: (i) as being true and correct in all material aspects to the best of such officer’s knowledge (subject to year-end adjustments); and

(ii) as having been prepared in accordance with GAAP.

(c)           Budget.  Upon Lender’s request prior to the beginning of a fiscal year of Debtor, a budget for the upcoming fiscal year of Debtor, in form and reasonable detail satisfactory to Lender.

(f)            Compliance Certificate.  As soon as available, and in any event within FORTY-FIVE (45) days after the end of each calendar quarter, a compliance certificate of an officer of Debtor: (i) stating that to such officer’s knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (ii) showing in reasonable detail the calculations demonstrating compliance with the financial covenants set forth in Section 9 of this Agreement.

8.             Amendment to Section 12.  The following is hereby added to the Agreement as Section 12(o) thereof:

(o)           Veritex Loan.  The occurrence of an event of default with respect to the Veritex Loan.

9.             Amendment to Section 14.  Section 14 of the Agreement is hereby amended in its entirety to read as follows:

14.          Indemnity.  Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness (including, for the avoidance of doubt, any Bank Product) or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents).  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as: (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct; or (b) Lender has expressly agreed in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct.  The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

10.          Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness (including, for the avoidance of doubt, the Bank Products and Hedge Obligations), Debtor hereby re-pledges to and re-grants Lender a security interest in all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.

11.          Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the conditions precedent that: (a) Debtor shall have executed delivered to Lender this Amendment, a THIRD AMENDED AND RESTATED PROMISSORY NOTE in the amount of FORTY-FIVE MILLION AND

NO/100 DOLLARS ($45,000,000.00), a CLOSING CERTIFICATE of a manager of the general partner of Debtor and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request; (b) Guarantor shall have executed and delivered to Lender an AMENDED AND RESTATED GUARANTY AGREEMENT acceptable to Lender in form and content; (c) Debtor shall have paid Lender an origination fee in the amount of TWO HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($225,000.00) as consideration for the increase to the Note amount; and (d) Debtor shall enter into, make all payments required under, and satisfy all conditions precedent to the effectiveness of, a Hedge Agreement (governed by and subject to a Master Agreement published by International Swaps and Derivatives Association, Inc.) for not less than FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) of the principal amount of the Credit Facility, in form and substance and with a counterparty reasonably acceptable to Lender, which Hedge Agreement shall be effective through the Maturity Date of the Credit Facility.  In the event Debtor enters into the Hedge Agreement referenced herein with a financial institution other than Lender, Debtor acknowledges and agrees that such Hedge Agreement shall not be secured by a lien or security interest in and to any of the Collateral.  Debtor shall comply with all of its obligations under the terms and provisions of such Hedge Agreement, and Debtor shall take all actions reasonably requested by Lender to enforce Debtor’s rights under such Hedge Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s prior written consent.

12.          Payment of Fees and Expenses.  Debtor agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

13.          Ratifications.  Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, each Obligor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness.  Each Obligor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect the liens and preserve and protect the rights of Lender.

14.          Representations, Warranties and Confirmations.  Each Obligor hereby represents and warrants to Lender that: (a) this Amendment and the other Loan Documents have been duly executed and delivered by any Obligor party thereto, are valid and binding upon such Obligor and are enforceable against such Obligor in accordance with their terms, except as limited by any applicable bankruptcy laws; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by any Obligor of this Amendment or any other Loan Document; and (c) the execution, delivery and performance by such Obligor of this Amendment and any other Loan Documents do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which such Obligor is a party or by which such Obligor is bound.

15.          Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

16.          Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

17.          Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

18.          Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

19.          Release.  As a material inducement to Lender to enter into this Amendment, each Obligor hereby fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of such Obligor, whether now known or unknown to such Obligor, and whether contingent or matured: (a) in connection with any and all obligations owed or owing to the Lender under or in respect of the Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Agreement and the Loan Documents; and (b) arising from events occurring prior to the date of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

LENDER:		ADDRESS:

CAPITAL ONE, N.A.		600 N. Pearl Street, Suite 2500
Dallas, TX 75201
By:	/s/ Kurt Schaal
Name:	Kurt Schaal
Title:	Fort Worth Market President

DEBTOR:		ADDRESS:

LEGACY HOUSING, LTD		4801 Mark IV Parkway
Fort Worth, TX 76106
By:	GPLH, L C
Its:	General Partner

By:	/s/ Curtis Hodgson
Name:	Curtis Hodgson
Title:	Manager

CONFIRMATION OF GUARANTY

To induce Lender to execute the foregoing Amendment, Guarantor: (a) agrees and consents to the execution and delivery of the Amendment and the terms thereof; (b) ratifies and confirms that all guaranties and assurances granted, conveyed or otherwise provided to Lender under the Loan Documents, including, but not limited to that certain AMENDED AND RESTATED GUARANTY AGREEMENT dated as of MAY   , 2017 (as the same may have been amended, modified or restated from time to time, the “Guaranty”), are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment; (c) confirms and agrees that the Guaranty continues to guarantee and assure the payment and performance of the Indebtedness in accordance with its terms; (d) agrees to perform such acts and duly authorize, execute, acknowledge and deliver such additional guarantees, assurances and other documents, instruments and agreements as Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties and assurances; and (e) waives notice of acceptance of this consent and confirmation, which consent and confirmation binds Guarantor and Guarantor’s successors and assigns and inures to Lender and its successors and assigns.  The terms, conditions and provisions of the Guaranty (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, as if stated verbatim herein.

EXECUTED as of the date first written above.

GUARANTOR:	ADDRESS:

4801 Mark IV Parkway
/s/ CURTIS HODGSON	Fort Worth, TX 76106
CURTIS HODGSON

4801 Mark IV Parkway
/s/ KENNETH SHIPLEY	Fort Worth, TX 76106
KENNETH SHIPLEY